UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2020 (December 9, 2020)

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47546-2256
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code  (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.05 per share	KBAL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets
On December 9, 2020, Kimball International, Inc. (the “Company”), completed the previously announced acquisition contemplated by that certain Agreement and Plan of Merger, dated November 4, 2020 (the “Merger Agreement”), by and among the Company, Project Fifth Gear Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Poppin, Inc., a Delaware corporation (“Poppin”), and Fortis Advisors LLC, as the Stockholders’ Representative. Pursuant to the Merger Agreement, Merger Sub merged with and into Poppin, with Poppin continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”).
The initial consideration paid in connection with the Merger was approximately $110 million in cash at the closing of the Merger, subject to customary purchase price adjustments as provided in the Merger Agreement. In addition to the initial consideration paid, potential earn-out payments of up to an aggregate of an additional $70 million in cash will be payable subject to meeting certain financial targets as provided in the Merger Agreement.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 4, 2020 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure
On December 9, 2020, the Company issued a press release announcing the completion of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
The information included in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

Item 9.01 Financial Statements and Exhibits
(a) Financial Statements of Business Acquired
The Company intends to file the financial statements of Poppin required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for Item 2.01 of this Current Report on Form 8-K.
(b) Pro Forma Financial Information
The Company intends to file the financial statements of Poppin required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing date for Item 2.01 of this Current Report on Form 8-K.
(d) Exhibits
The following exhibit is furnished as part of this report:

Exhibit
Number	Description
2.1*	Agreement and Plan of Merger, dated as of November 4, 2020, by and among Kimball International, Inc., Project Fifth Gear Merger Corp., Poppin, Inc. and Fortis Advisors LLC, as the Stockholders’ Representative (incorporated by reference to the Current Report on Form 8-K filed by the Company with the SEC on November 4, 2020).
99.1	Press Release dated December 9, 2020
104	Cover Page interactive data file (embedded within the Inline XBRL document)

* Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Mark W. Johnson
MARK W. JOHNSON Executive Vice President, Chief Legal, Governance Officer and Corporate Secretary
Date: December 15, 2020

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